Exhibit 10.13

                           LOAN FORGIVENESS AGREEMENT

     This Loan Forgiveness Agreement, dated March 29, 2002, is by and between Semotus Solutions, Inc., a Nevada Corporation ("Semotus") and Anthony LaPine.

          A. WHEREAS, on February 29, 2000, Semotus and Anthony LaPine executed and entered into a Secured Recourse Promissory Note in the original principal amount of one hundred thousand dollars ($100,000) (the "Note"). Except as otherwise set forth herein, capitalized terms shall have the meanings ascribed to them in the Note.

          B. Subject to the terms and conditions set forth herein, Mr. LaPine and Semotus desire to provide for the loan forgiveness of the principal and interest due under the Note.

     NOW, THEREFORE in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

          1. Loan Forgiveness. At the close of business on March 29, 2002, all principal and interest due under the Note shall be automatically and immediately forgiven and cancelled, as and in consideration for Mr. LaPine's previous six years of dedicated performance as CEO of the corporation, and continued commitment to the Company, which is exemplified by the following two examples:
(i) there has not been any existing or uncured default by Mr. LaPine of any material obligation under his Employment Agreement, and (ii) Mr. LaPine has not sold a share of his stock in the Company over the past six years of his employment with the Company.

As consideration for the foregoing performance and committment of Mr. LaPine, at the close of business on the 29th of March 2002, Semotus shall cancel the Note, record such cancellation on the books and records of Semotus and deliver the original Note, mark cancelled, to Mr. LaPine, provided however, that Semotus's failure to perform any of the foregoing acts shall not in any way affect the automatic cancellation of the debts and obligations of Mr. LaPine under the Note. Concurrently, Mr. LaPine shall be forever and unconditionally released from all obligations and liabilities whatsoever under the Note.

          2. Jurisdiction, Venue and Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (regardless of that jurisdiction or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be litigated in the state and federal courts located in the State of California, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to abject to venue. The parties each hereby stipulate that the state and federal courts located in the County of Santa Clara, State of California, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement. To the extent permitted by law, service of process sufficient for personal jurisdiction in any action against either party may be made by registered or certified mail, return receipt requested, to its address indicated on the first page hereof.

          3. Validity. If any one or more of the provisions ( or any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

          4. Attorneys' Fees. The prevailing party shall be entitled to recover from the loosing party its attorneys' fees and cost incurred in any action or proceeding, including arbitration, brought to interpret this Agreement or to enforce any right arising out of this agreement.

          5. No Waiver of Rights. The delay or failure of either party to enforce at any time any provision of this Agreement shall in no way be considered a waiver of any such provision, or any other provision, of this Agreement. No waiver of, or delay or failure to enforce any provision of this Agreement shall in any way be considered a continuing waiver of any such provision, or any other provision of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Loan Forgiveness Agreement as of the date first set forth above.


SEMOTUS:                            SEMOTUS SOLUTIONS, INC.


                                    By: /s/ Tali Durant
                                         Tali Durant, Secretary



MR. LAPINE:                           /s/ Anthony LaPine
                                          Anthony LaPine